SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2008
AVALON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32629	52-2209310

(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification No.)
incorporation or
organization)

20358 Seneca Meadows Parkway,
Germantown, Maryland	20876

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 556-9900
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On October 27, 2008, Avalon Pharmaceuticals, Inc., a Delaware corporation (“Avalon” or the “Company”) entered into a definitive Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Clinical Data, Inc., a Delaware corporation (“Clinical Data”), and API Acquisition Sub II, LLC, a Delaware limited liability company and an indirect wholly-owned subsidiary of Clinical Data (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Avalon, with Avalon continuing as the surviving corporation and a subsidiary of Clinical Data (the “Merger”). As a condition to each of Avalon and Clinical Data’s entrance into the Merger Agreement, the parties entered into a number of other arrangements including a private placement of securities, a license agreement and a secured loan arrangement, as further described below.
Merger Agreement
Pursuant to the terms of the Merger Agreement, Clinical Data will acquire all of the outstanding shares of Avalon common stock for consideration consisting of shares of Clinical Data common stock (“Parent Common Stock”) and certain contingent rights to acquire additional shares of Parent Common Stock. Specifically, upon the closing of the Merger (the “Closing”), each outstanding share of Avalon common stock (other than shares of Avalon common stock held by Clinical Data and its subsidiaries, which shall be cancelled without consideration at the Closing) shall be converted into the right to receive 0.0470 of a share of Parent Common Stock and a contingent value right (the “Contingent Value Right”) to receive an additional fraction of a share of Parent Common Stock upon the achievement of certain milestone payments (described below) in accordance with the terms of a Contingent Value Right Agreement (the “CVR Agreement”) between Clinical Data and American Stock Transfer and Trust Co., as Rights Agent, to be entered into as of the Closing. The Merger is expected to be treated as a taxable merger.
Under the CVR Agreement, the fraction of a share of Parent Common Stock represented by each Contingent Value Right is calculated by taking 1/2 of the aggregate Milestone Payments received by the Company or its affiliates (including Clinical Data following the Closing) from October 27, 2008 through and including June 30, 2010, dividing that amount by $12.49 (which represents the volume weighted average trading price of the Parent Common Stock for the 15 prior trading days ended October 27, 2008) and then dividing the result by 17,037,928 (which represents the number of outstanding shares of Avalon common stock as of the date of signing of the Merger Agreement). “Milestone Payment” means the receipt by the Company or its affiliates (including Clinical Data following the Closing) during the period commencing on October 27, 2008 through and including June 30, 2010 of a payment under either the Company’s License and Research Collaboration Agreement with Merck & Co., Inc. or the Company’s Amended Pilot Study Agreement with Novartis Institute for Biomedical Research, Inc., up to a maximum aggregate amount of $5,000,000.
At the effective time of the Merger, (1) each outstanding option to purchase Avalon common stock under any employee stock option or incentive plan will be cancelled, and (2) each outstanding warrant to purchase Avalon common stock will be assumed by Clinical Data, and thereafter, represent the right to receive, upon exercise of the warrant, the merger consideration for each share of Avalon common stock formerly represented by such warrant. In connection with the assumption of Avalon’s outstanding warrants by Clinical Data, the exercise price of such warrants shall be adjusted proportionately.

In addition, Avalon has agreed, among other things and subject to certain exceptions as described in the Merger Agreement, (i) to conduct its business in the ordinary course and in accordance with past practice during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain transactions during such period, (iii) to cause a stockholder meeting to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement, (iv) subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, for Avalon’s board of directors to recommend that the stockholders adopt the Merger Agreement and thereby approve the Merger, and (v) not to solicit proposals relating to alternative business combination transactions and, subject to certain limited exceptions to permit the board of directors to comply with their fiduciary duties, not to enter into discussions or negotiations concerning, or to provide information in connection with, alternative business combination transactions.
Consummation of the Merger is subject to a number of conditions, including (1) approval by Avalon’s stockholders, (2) the absence of any law or order prohibiting the consummation of the Merger, (3) Avalon’s executive officers executing employment agreements with Clinical Data and the retention of certain of these executive officers through Closing, and (4) certain other customary conditions.
Avalon expects to submit the Merger Agreement and the Merger to its stockholders for their consideration as promptly as practicable and to close the Merger promptly following receipt of stockholder approval.
Pursuant to the terms of the Merger Agreement, Clinical Data and Avalon each have certain termination rights. Upon termination of the Merger Agreement under specified circumstances, Avalon may be required to pay Clinical Data a termination fee of $300,000. In addition, if the Merger Agreement is terminated under specified circumstances, Avalon may be required to reimburse Clinical Data for its expenses associated with the Merger Agreement up to a maximum of $100,000.
The foregoing descriptions of the Merger, the Merger Agreement and the CVR Agreement do not purport to be complete and are qualified in its entirety by reference to the Merger Agreement and a form of the CVR Agreement, which are filed as Exhibits 2.1 and 2.2 hereto, respectively, and are incorporated herein by reference.
Rights Plan Amendment
On October 27, 2008, Avalon and American Stock Transfer & Trust Company entered into Amendment No. 1 (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of April 26, 2007 (the “Rights Agreement”) for the purpose of amending the Rights Agreement to render it inapplicable to the Merger, the transactions contemplated by the Merger Agreement, and the private placement described below. The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Private Placement
On October 27, 2008, in connection with the execution of the Merger Agreement, Avalon entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Clinical Data for the sale of Company common stock and common stock purchase warrants in a private placement for a total purchase price of $237,338.29.
Pursuant to the Securities Purchase Agreement, Clinical Data purchased a total of 3,390,547 shares of the Company’s common stock at a purchase price of $0.07 per share. In addition, the Company issued a common stock purchase warrant for up to 1,695,273 shares of the Company’s common stock (the “Warrant”). The exercise price of the Warrant is $0.86 per share, subject to adjustment in the event of stock splits, stock dividends, combinations, recapitalizations and similar events affecting the Company’s outstanding common stock. The Warrant is not exercisable for six months after issuance and may not be exercised to the extent that the aggregate number of shares of Avalon’s common stock held by Clinical Data following exercise of the Warrant (including shares of Avalon common stock otherwise held by Clinical Data) would exceed 19.9% of the outstanding stock of the Company unless the issuance of any additional shares is first approved by a vote of Avalon’s stockholders in accordance with the rules of the NASDAQ Stock Market.

The shares of common stock and the Warrant were issued in a private placement, were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. Pursuant to a registration rights agreement (the “Registration Rights Agreement”) between Avalon and Clinical Data, also entered into on October 27, 2008, Avalon agreed to register for resale under the Securities Act the shares of common stock issued in the private placement and the shares of common stock issuable upon exercise of the Warrant (collectively, the “Shares”). The Registration Rights Agreement also provides indemnification and contribution remedies to Clinical Data in connection with the resale of the Shares pursuant to such registration statement.
In addition, the Registration Rights Agreement provides that in the event Avalon has not filed with the Securities and Exchange Commission (“SEC”) a registration statement with respect to the resale of the Shares on or prior to November 26, 2008 (the “Filing Deadline”), Clinical Data shall be entitled to a liquidated damages payment in the amount of 1.5% of the total purchase price for the shares issued in the private placement (but excluding any shares issuable upon exercise of the Warrant) for each month (pro rated for any lesser period) after the Filing Deadline during which such registration statement remains un-filed with the SEC. Further, the Registration Rights Agreement provides that in the event such registration statement is not declared effective by the SEC by the earlier of (i) 90 days after the termination of the Merger Agreement (or 120 days after termination in the event the registration statement is subject to review by the SEC) or (ii) within 5 days following notice from the SEC that the registration statement is no longer subject to review (the “Effectiveness Deadline”), Clinical Data shall be entitled to a liquidated damages payment in the amount of 1.5% of the total purchase price for each month (pro rated for any lesser period) after the Effectiveness Deadline during which such registration statement has not been declared effective by the SEC.
The foregoing descriptions of the Securities Purchase Agreement, the Registration Rights Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to the Securities Purchase Agreement, the Warrant and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and incorporated into this report by reference.
License Agreement
On October 27, 2008, in connection with the execution of the Merger Agreement, Avalon entered into an AvalonRx® License Agreement (the “License Agreement”) with Clinical Data pursuant to which Avalon granted Clinical Data a royalty-free, fully-paid, worldwide, perpetual, irrevocable, sublicensable and exclusive license to AvalonRx®, Avalon’s proprietary drug-development platform, in exchange for a one time payment of $1,000,000. The license is subject to certain exceptions pursuant to which Avalon retained the right to utilize AvalonRx® to fulfill its obligations under its existing collaboration agreements and to continue development of AVN 944 and certain of its existing development programs.
Pursuant to the terms of the License Agreement, Avalon is responsible for, at its sole expense, the prosecution and maintenance of all patent rights included in the AvalonRx® drug-development platform. Avalon may transfer this responsibility to Clinical Data upon 90 days advance notice. The License Agreement also contains mutual indemnification provisions pursuant to which Avalon and Clinical Data agree to indemnify one another for certain claims including infringement of third party intellectual property rights.
The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to the License Agreement, which is filed as Exhibit 10.4 hereto, and is incorporated herein by reference.

Secured Loan
On October 27, 2008, in connection with the execution of the Merger Agreement, Avalon entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with Clinical Data pursuant to which Clinical Data made a loan to Avalon evidenced by a term note (the “Term Note”) in the principal amount of $3,000,000 (the “Secured Loan”). The Term Note bears interest at a fixed rate of seven percent per annum and matures on March 31, 2009 unless accelerated pursuant to its terms. Avalon has the right to prepay the Term Note, together with any accrued interest, at any time without penalty. The maturity of the Term Note accelerates if there is a default under the terms of the Note Purchase Agreement or related documents, including any default, breach or termination of the License Agreement or of the Merger Agreement (other than a termination of the Merger Agreement as a result of a failure to obtain the approval by Avalon’s stockholders of the Merger).
If there occurs an event of default, as defined in the Note Purchase Agreement, Clinical Data is entitled to, among other remedies, accelerate all amounts due under the Term Note and take action to sell the collateral. In addition, the interest of the Term Note will increase by an additional four percent following any event of default.
In connection with the Secured Loan, Avalon has agreed, among other things and subject to certain exceptions as described in the Note Purchase Agreement, (i) to provide Clinical Data with certain periodic financial and audit information; (ii) to maintain certain insurance coverage; and (iii) to protect the collateral. In addition, Avalon has agreed that it shall not, prior to repayment of the Term Note and subject to certain exceptions as described in the Note Purchase Agreement, (i) merge with another entity; (ii) dispose of or encumber any of the collateral; (iii) change the nature of Avalon’s business; or (iv) permit judgments against Avalon to remain unpaid for over 20 days without obtaining a stay of execution.
The Term Note is secured by collateral consisting of certain intellectual property rights of Avalon under the terms of an Intellectual Property Security Agreement, dated October 27, 2008, between Avalon and Clinical Data (the “Security Agreement”).
The foregoing description of the Secured Loan does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, Form of Term Note and Security Agreement, copies of which are filed as Exhibits 10.5, 10.6 and 10.7 hereto, respectively, and incorporated herein by reference.
Cautionary Statements
The Merger Agreement and other documents attached as exhibits to this report have been included to provide investors with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described above, the included documents are not intended to be sources of factual, business or operational information about the parties.
The Merger Agreement and certain other documents attached as exhibits to this report contain representations and warranties made by the parties to each other regarding certain matters. The statements embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement and other documents. Please note that certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Important Information for Investors and Stockholders
Avalon and Clinical Data will file a joint proxy statement/prospectus with the SEC in connection with the Merger. Investors and stockholders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed by either party with the SEC because they will contain important information.
Investors and stockholders will be able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Avalon will be available free of charge on the portion of the Avalon website titled “Investors” at www.avalonrx.com. Documents filed with the SEC by Clinical Data will be available free of charge on the portion of the Clinical Data website titled “Investors” at www.clda.com.
Clinical Data, Avalon and their directors and executive officers may be deemed to be participants in the solicitation of proxies from Avalon stockholders. Information regarding Clinical Data’s participants is available in Clinical Data’s Annual Report on Form 10-K for the year ended March 31, 2008 and its proxy statement for its 2008 Annual Meeting of stockholders, which are filed with the SEC. Information regarding Avalon’s participants is available in Avalon’s Annual Report on Form 10-K for the year ended December 31, 2007 and the proxy statement for its 2008 Annual Meeting of stockholders, which are filed with the SEC. Additional information regarding interests of such participants will be included in the joint proxy statement/prospectus that will be filed with the SEC. You can obtain free copies of these documents from Clinical Data and Avalon as indicated above.
Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Risks and uncertainties include the expected tax treatment of the merger; satisfaction of the conditions to closing, including receipt of stockholder and regulatory approval; general industry and market conditions; the risk that the perceived advantages of the transaction, if consummated, may not be achieved; and other risks and uncertainties detailed from time to time in Avalon’s filings with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and its annual report on Form 10-K. The information set forth herein speaks only as of the date hereof, and Avalon disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As described in Item 1.01 above, the contents of which are incorporated herein by reference, on October 27, 2008 Avalon entered into a Note Purchase Agreement pursuant to which the Company borrowed the principal amount of $3,000,000 from Clinical Data evidenced by a Term Note, the repayment of which is secured by certain intellectual property rights of Avalon pursuant to the Security Agreement. Copies of the Note Purchase Agreement, the form of Term Note and the Security Agreement are filed as Exhibits 10.5, 10.6 and 10.7 hereto, respectively.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
In April 2003, Avalon entered into a series of agreements with the Maryland Industrial Development Financing Authority (“MIDFA”) and Manufacturers and Traders Trust Company (“M&T Bank”) in order to finance improvements to Avalon’s corporate office and research facility located in Germantown, Maryland. MIDFA sold development bonds in the amount of $12.0 million (the “Bonds”). The proceeds of the sale of the Bonds were put in trust to reimburse Avalon for costs incurred for improvements to the facility. Avalon is required to repay the trust $1.2 million annually, on the first day of April, for these borrowings. The borrowing bears interest at a variable rate and matures on April 8, 2013. The weighted-average interest rate during the six months ended June 30, 2008 was 3.09%.
In connection with the development bond financing, Avalon entered into an agreement with M&T Bank dated April 1, 2003 (the “Letter of Credit Agreement”) to issue an irrevocable letter of credit to the trustee for the Bonds to provide payment of the principal and interest of the Bonds. The amount of the letter of credit changes annually, as principal payments are made. As of June 30, 2008, that amount was $6,098,630, consisting of $6.0 million of principal and $98,630 in interest, computed at 50 days at an assumed maximum rate of interest of 12% per annum. The letter of credit expires the earlier of April 8, 2013, or the date the Bonds have been paid in full. In consideration of the letter of credit, Avalon granted M&T Bank a security interest in certain facility improvements, equipment and cash collateral held as restricted cash.
As described in Item 1.01 above, on October 27, 2008, Avalon entered into the Merger Agreement with Clinical Data pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Avalon, with Avalon continuing as the surviving corporation and a subsidiary of Clinical Data. On October 29, 2008, Avalon received a letter (the “Letter”) from M&T Bank providing Avalon with notice of an event of default under and a reservation of certain rights with respect to the Letter of Credit Agreement.
The Letter states that the Company’s entry into the Merger Agreement and related transactions described in Item 1.01 above constitute events of default under Section 11.1(f), 11.1(i), 11.1(j), 13.1(e), 13.1(g) and 13.1(q) of the Letter of Credit Agreement. These sections relate to a change in the control of Avalon and the creation of encumbrances on, or the disposition of, Avalon’s assets. The Letter informs Avalon that, as a result of the events of default, M&T Bank has declared all outstanding amounts under the Letter of Credit Agreement, together with all other moneys payable to M&T Bank under the Letter of Credit Agreement, to be immediately due and payable to M&T Bank.
Under the Letter of Credit Agreement, if Avalon were unable to pay the amounts due, M&T Bank would have the right, among other things, to demand that MIDFA exercise its remedies under the indenture for the Bonds and accelerate the maturity of the Bonds, and to immediately draw under the Letter of Credit Agreement all funds necessary to pay amounts owning to M&T Bank as well as certain of M&T Bank’s administrative expenses. In addition, M&T Bank could take possession and dispose of the collateral that secures Avalon’s obligations under the Letter of Credit Agreement.
Following receipt of the Letter, on October 30, 2008 Avalon made a payment of $6,062,489.58 to M&T Bank which constituted all amounts due and owing under the Letter of Credit Agreement and included $6,000,000 of repayment of principal, $34,508.21 of accrued interest, and $27,981.37 for certain administrative fees and expenses. As a result of this payment, Avalon has no continuing obligations under the Letter of Credit Agreement.

Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 is incorporated herein by reference.
The 3,390,547 shares of Avalon common stock and the warrant for up to 1,695,273 shares of Avalon’s common stock issued to Clinical Data in the private placement were issued in reliance on Section 4(2) under the Securities Act and Regulation D promulgated thereunder in a transaction not involving a public offering. Similarly, the shares of common stock issuable upon exercise of the warrants, when and if exercised, will be issued in reliance on Section 4(2) under the Securities Act and Regulation D promulgated thereunder in a transaction not involving a public offering.
Item 3.03. Material Modification to Rights of Security Holders.
As described above, Avalon and American Stock Transfer & Trust Company entered into the Rights Agreement Amendment to the Rights Agreement. The material terms of this transaction are described in Item 1.01 above and are incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
2.1	Agreement and Plan of Merger and Reorganization dated as of October 27, 2008, by and among Avalon Pharmaceuticals, Inc., Clinical Data, Inc. and API Acquisition Sub II, LLC.*

2.2	Form of Contingent Value Rights Agreement by and between Clinical Data, Inc. and American Stock Transfer and Trust Co.

4.1	Amendment No. 1 to Rights Agreement dated as of October 27, 2008, between Avalon Pharmaceuticals, Inc. and American Stock Transfer & Trust Company.

10.1	Securities Purchase Agreement dated as of October 27, 2008, by and between Avalon Pharmaceuticals, Inc. and Clinical Data, Inc.

10.2	Common Stock Purchase Warrant dated October 27, 2008.

10.3	Registration Rights Agreement dated as of October 27, 2008, by and between Avalon Pharmaceuticals, Inc. and Clinical Data, Inc.

10.4	AvalonRx® License Agreement dated as of October 27, 2008, by and between Avalon Pharmaceuticals, Inc. and Clinical Data, Inc.

10.5	Note Purchase Agreement dated as of October 27, 2008, by and between Avalon Pharmaceuticals, Inc. and Clinical Data, Inc.

10.6	Form of Term Note.

10.7	Intellectual Property Security Agreement dated as of October 27, 2008, by and between Avalon Pharmaceuticals, Inc. and Clinical Data, Inc.

*	The Company has omitted certain schedules in accordance with Regulation S-K 601(b)(2). The Company will furnish the omitted schedules to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avalon Pharmaceuticals, Inc.
Date: October 30, 2008	By:	/s/ C. Eric Winzer
C. Eric Winzer
Executive Vice President and Chief Financial Officer